Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-286694 and 333-289602) of Mallinckrodt plc of our report dated March 13, 2025 relating to the financial statements of Endo International plc, which is incorporated by reference in this Current Report on Form 8-K of Mallinckrodt plc from Endo, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
October 16, 2025